  Exhibit 99.1
SANUWAVE HEALTH REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

SUWANEE, GA, August 15, 2019 - SANUWAVE Health, Inc. (OTCQB: SNWV) reported financial results for the three months ended June 30, 2019 with the SEC on Wednesday, August 14, 2019. The Company will also host a conference call today, August 15, 2019, 2019 at 9:00 a.m. Eastern Time.

Highlights from the second quarter and last few weeks:

●
Placed 36 dermaPACE® Systems in the United States, exceeding expectation of 35 devices by end of second quarter. On track to reach 65 by end of third quarter and 110 by year end.

●
NGS change in reimbursement status leads to adding 10 new states to the strategic growth plan. Accelerating placement plan by one full year.

●
Presented abstracts, symposium, and posters at 5 conferences in second quarter

●
Progress on completing two perfusion studies and one international Diabetic Foot Ulcer (DFU) treatment study.

●
Two peer review articles published in Q2: “Focused shockwave therapy in diabetic foot ulcers: secondary endpoints of two multicentre randomized controlled trials” by Robert Galiano M.D, Robert Snyder, DPM, Perry Mayer MB, Oscar Alvarez PhD, Lee C. Rogers DPM in the June 2019 issue of the Journal of Wound Care and “Extended Extracorporeal Shockwave Therapy for Chronic Diabetic Foot Ulcers: A Case Series” by Wen-Yi Chou, MD, Ching-Jen Wang, MD, Jai-Hong Cheng, PhD, Jen-Hong Chen, MD, Chien-Chang Chen, MD and Yur-Ren Kuo, MD in the May 2019 issue of Wounds.

●
Over 130 patients treated

●
116 clinicians certified to use and treat with dermaPACE System.

●
 Expecting initial procedural revenue in Q3.

“SANUWAVE’s focus during 2019 remains placing devices with qualified clinicians in fifteen target states. We recently added New York, Illinois, Massachusetts, Vermont, Rhode Island, New Hampshire, Maine, Connecticut, Minnesota, and Wisconsin to our targeted markets due to a change in reimbursement policy put forth by National Government Services (NGS). We exceeded our goal for placements in the second quarter and are on pace to achieve our goal for the third quarter. Second quarter revenue was lower due to $150,000 in license fees which occurred in 2018 which were not included in 2019 numbers. License fees tend to be one time in nature and lumpy and the timing is difficult to predict. Revenue growth is expected to accelerate dramatically later in the year as devices move from placement to revenue producing.  We are being very deliberate and balanced on this initial roll out, and once we gain reimbursement coverage in specific markets, we will then accelerate growth in those geographies,” stated Kevin Richardson, CEO.

SANUWAVE President, Shri Parikh comments, “We are very encouraged by the success we are having with clinicians and patients. Over the past few busy traveling weeks I’ve had the pleasure to meet with many clinical and economic customers, as well as patients, and the response on the experience with our technology has been terrific. We are excited share many of these testimonials with you on our newly improved website in the near future. Once we achieve reimbursement standards in focused markets, our business model allows for a rapid expansion. The NGS announcement yesterday redirected our immediate attention on the northeast and Midwest markets. The team is focused on placing devices within this NGS market, helping to rapidly begin recognizing revenue. Our top focus remains appropriate customer placements for DFU treatments, which will lead to revenue growth as we exit 2019 and throughout 2020.”

Goals for 2019 and update on progress

●
110 dermaPACE system placements and 300 certified users

●
36 at end of Q2, 65 by Q3, and 110 by year end

●
116 certified users on track for over 300 by year end

●
Finish with at least 10 million covered lives for insurance reimbursement

●
NGS’s 7 million lives allows SANUWAVE to achieve this target

●
Launch 2-3 domestic clinical studies. On track with 2 perfusion studies under way

●
Add 3-4 new countries. On track to exceed this goal.

●
Add additional advisors to our scientific board. On track for additions in second half

●
Add other key senior management positions. Continuous process with success to date.

2019 sets the stage for SANUWAVE to shift from a clinical research company to a rapidly growing commercialization company.  The process involves placing devices, training clinicians, gaining reimbursement, and supporting the infrastructure with more clinical research, published articles, and case studies.  The method will allow SANUWAVE to achieve the goal of delivering a dermaPACE System anywhere and everywhere a DFU is treated.  This allows SANUWAVE to accomplish the vision of providing a positive impact on life and the environment, one shock at a time.

Second Quarter Financial Results

Revenues for the three months ended June 30, 2019 were $316,976, compared to $453,210 for the same period in 2018, a decrease of $136,234, or 30%. Revenue resulted primarily from sales in Europe of our orthoPACE devices and related applicators and sales in the United States of our dermaPACE applicators. The decrease in revenue for 2019 is primarily due to a decrease in sales of new and refurbished applicators in Asia/Pacific and the European Community and lower upfront international distribution fees, as compared to the prior year. This is partially offset by higher device sales in the United States and Asia/Pacific.

Operating expenses for the three months ended June 30, 2019 were $2,150,610, compared to $2,408,314 for the same period in 2018, a decrease of $257,704, or 11%. Research and development expenses decreased by $21,480. The decrease was due to a reclassification of employees and related costs from research and development to general and administrative in 2019. This is partially offset by an increase in contracting for temporary services and increased study expenses related to our new dosage study in Poland. Selling and marketing expenses increased by $248,782. The increase was due to an increase in hiring of trainers and salespeople and increased travel expenses for placement and training related to the commercialization of dermaPACE. General and administrative expenses decreased by $485,283. The decrease was due to a decrease in stock based compensation expense related to options issued in 2018, lease expense related to pay-off of lease agreement for devices in 2018 and lower investor relations costs. This is partially offset by an increase in salary, bonus and benefits related to new hires in 2018.

Net loss for the three months ended June 30, 2019 was $2,734,431, or ($0.02) per basic and diluted share, compared to a net loss of $2,888,259, or ($0.02) per basic and diluted share, for the same period in 2018, a decrease in the net loss of $153,828, or 5%.

Cash and cash equivalents decreased by $210,103 for the six months ended June 30, 2019 and decreased by $59,470 for the six months ended June 30, 2018. For the six months ended June 30, 2019 and 2018, net cash used by operating activities was $3,386,634 and $1,598,202, respectively, primarily consisting of compensation costs, dermaPACE commercialization activities and general corporate operations. The increase of $1,788,432 in the use of cash for operating activities for the six months ended June 30, 2019, as compared to the same period for 2018, was primarily due to the increased accrued operating and payroll related expenses and increased inventory and prepaid expenses in 2019. Net cash used by investing activities for the six months ended June 30, 2019 and 2018, consisted of purchase of property and equipment of $25,839 and $13,612, respectively. Net cash provided by financing activities for the six months ended June 30, 2019 was $3,219,279, which consisted of $1,403,257 from the exercise of warrants, $1,231,000 from the issuance of short term notes payable and $585,022 from an advance from related parties. Net cash provided by financing activities for the six months ended June 30, 2018 was $1,563,313, which consisted of $144,000 net from advances from related parties, $38,528 from exercise of warrants, $1,159,785 from the issuance of convertible promissory notes, $85,000 from issuance of short term notes payable and $136,000 net from increase in line of credit, related party.

Conference Call

The Company will also host a conference call on Thursday, August 15, 2019, beginning at 9AM Eastern Time to discuss the second quarter financial results, provide a business update and answer questions.

Shareholders and other interested parties can participate in the conference call by dialing 844-369-8770 (U.S.) or 862-298-0840 (international) or via webcast at https://www.investornetwork.com/event/presentation/53271.

A replay of the conference call will be available beginning two hours after its completion through August 22, 2019, by dialing 877-481-4010 (U.S.) or 919-882-2331 and entering PIN #53271 and a replay of the webcast will be available at https://www.investornetwork.com/event/presentation/53271 until November 15, 2019.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB:SNWV) (www.SANUWAVE.com) is a shockwave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE® technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is US FDA cleared for the treatment of Diabetic Foot Ulcers.  The device is also CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, South Korea, Australia and New Zealand. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shockwave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC

Christopher Wynne

312-724-7845

cwynne@mparkcm.com

SANUWAVE Health, Inc.

Kevin Richardson II

CEO and Chairman of the Board

978-922-2447

investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30,	December 31,
	2019	2018
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$154,446	$364,549
Accounts receivable, net of allowance for doubtful accounts
of $58,293 in 2019 and $33,045 in 2018	175,041	234,774
Due from related parties	-	1,228
Inventory	423,932	357,820
Prepaid expenses and other current assets	251,616	125,111
TOTAL CURRENT ASSETS	1,005,035	1,083,482

PROPERTY AND EQUIPMENT, net	85,782	77,755

RIGHT OF USE ASSETS	398,698	-

OTHER ASSETS	23,561	16,491
TOTAL ASSETS	$1,513,076	$1,177,728

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,456,727	$1,592,643
Accrued expenses	795,458	689,280
Accrued employee compensation	865,900	340,413
Contract liabilities	114,814	131,797
Lease liability - right of use	167,437	-
Advances from related parties	585,022	-
Line of credit, related parties	726,009	883,224
Accrued interest, related parties	1,504,453	1,171,782
Short term notes payable	3,079,767	1,883,163
Convertible promissory notes, net	2,860,478	2,652,377
Notes payable, related parties, net	5,372,743	5,372,743
Warrant liability	-	1,769,669
TOTAL CURRENT LIABILITIES	17,528,808	16,487,091

NON-CURRENT LIABILITIES
Contract liabilities	67,361	46,736
Lease liability - right of use	272,413	-
TOTAL NON-CURRENT LIABILITIES	339,774	46,736
TOTAL LIABILITIES	17,868,582	16,533,827

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000
shares authorized; no shares issued and outstanding	-	-

PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001,
6,175 designated; 6,175 shares issued and 0 shares outstanding
in 2019 and 2018	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001,
293 designated; 293 shares issued and 0 shares outstanding
in 2019 and 2018	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized;
188,650,891 and 155,665,138 issued and outstanding in 2019 and
2018, respectively	188,651	155,665

ADDITIONAL PAID-IN CAPITAL	103,774,485	101,153,882

ACCUMULATED DEFICIT	(120,254,865)	(116,602,778)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(63,777)	(62,868)
TOTAL STOCKHOLDERS' DEFICIT	(16,355,506)	(15,356,099)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,513,076	$1,177,728

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018

REVENUES
Product	$220,667	$243,465	$285,232	$482,033
License fees	66,808	203,757	173,058	287,873
Other revenue	29,501	5,988	36,649	27,576
TOTAL REVENUES	316,976	453,210	494,939	797,482

COST OF REVENUES
Product	178,458	128,716	243,570	254,309
Other	7,423	37,927	36,164	77,800
TOTAL COST OF REVENUES	185,881	166,643	279,734	332,109

GROSS MARGIN	131,095	286,567	215,205	465,373

OPERATING EXPENSES
Research and development	307,273	328,753	567,922	678,197
Selling and marketing	407,477	158,695	565,559	210,654
General and administrative	1,426,405	1,911,688	2,943,860	2,805,335
Depreciation	9,455	6,008	17,812	11,024
Loss on sale of property and equipment	-	3,170	-	3,170
TOTAL OPERATING EXPENSES	2,150,610	2,408,314	4,095,153	3,708,380

OPERATING LOSS	(2,019,515)	(2,121,747)	(3,879,948)	(3,243,007)

OTHER INCOME (EXPENSE)
Gain (loss) on warrant valuation adjustment	195,310	1,161,520	227,669	(1,812,162)
Interest expense	(790,178)	(1,735,509)	(938,439)	(3,291,265)
Interest expense, related party	(112,984)	(194,246)	(332,671)	(383,457)
Gain (loss) on foreign currency exchange	(7,064)	1,723	(8,359)	(15,023)
TOTAL OTHER INCOME (EXPENSE), NET	(714,916)	(766,512)	(1,051,800)	(5,501,907)

NET LOSS	(2,734,431)	(2,888,259)	(4,931,748)	(8,744,914)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	1,489	(11,904)	(909)	(10,969)
TOTAL COMPREHENSIVE LOSS	$(2,732,942)	$(2,900,163)	$(4,932,657)	$(8,755,883)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.02)	$(0.02)	$(0.03)	$(0.06)

Weighted average shares outstanding - basic and diluted	174,730,747	148,582,386	165,921,811	144,168,215

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
(UNAUDITED)
	Preferred Stock		Common Stock
	Number of		Number of				Accumulated
	Shares		Shares				Other
	Issued and		Issued and		Additional Paid-	Accumulated	Comprehensive
	Outstanding	Par Value	Outstanding	Par Value	in Capital	Deficit	Loss	Total

Balances as of January 1, 2018	-	$-	139,300,122	$139,300	$94,995,040	$(104,971,384)	$(43,783)	$(9,880,827)
Net loss	-	-	-	-	-	(5,856,655)	-	(5,856,655)
Cashless warrant exercises	-	-	1,023,130	1,023	117,815	-	-	118,838
Proceeds from warrant exercise	-	-	175,666	176	13,352	-	-	13,528
Shares issued for services	-	-	551,632	552	78,448	-	-	79,000
Warrants issued with convertible promissory notes	-	-	-	-	808,458	-	-	808,458
Beneficial conversion feature on convertible promissory notes	-	-	-	-	709,827	-	-	709,827
Warrants issued with promissory note	-	-	-	-	36,104	-	-	36,104
Beneficial conversion feature on promissory notes	-	-	-	-	35,396	-	-	35,396
Foreign currency translation adjustment	-	-	-	-	-	-	935	935

Balances as of March 31, 2018	-	$-	141,050,550	$141,051	$96,794,440	$(110,828,039)	$(42,848)	$(13,935,396)
Net loss	-	-	-	-	-	(2,888,259)	-	(2,888,259)
Warrant exercises	-	-	227,273	227	24,773	-	-	25,000
Cashless warrant exercises	-	-	4,606,675	4,607	(4,607)	-	-	-
Shares issued for services	-	-	71,532	71	27,429	-	-	27,500
Warrants issued for services	-	-	-	-	737,457	-	-	737,457
Conversion of promissory notes	-	-	5,896,727	5,897	642,743	-	-	648,640
Stock-based compensation	-	-	-	-	836,796	-	-	836,796
Foreign currency translation adjustment	-	-	-	-	-	-	(11,904)	(11,904)

Balances as of June 30, 2018	-	$-	151,852,757	$151,853	$99,059,031	$(113,716,298)	$(54,752)	$(14,560,166)

Balances as of January 1, 2019	-	-	155,665,138	155,665	101,153,882	(116,602,778)	(62,868)	(15,356,099)
Net loss	-	-	-	-	-	(2,197,317)	-	(2,197,317)
Cashless warrant exercises	-	-	704,108	704	(704)	-	-	-
Proceeds from warrant exercise	-	-	620,000	620	52,580	-	-	53,200
Other warrant exercise	-	-	3,333,334	3,334	263,333	-	-	266,667
Reclassification of warrant liability to equity	-	-	-	-	262,339	1,279,661	-	1,542,000
Foreign currency translation adjustment	-	-	-	-	-	-	(2,398)	(2,398)

Balances as of March 31, 2019	-	$-	160,322,580	$160,323	$101,731,430	$(117,520,434)	$(65,266)	$(15,693,947)
Net loss	-	-	-	-	-	(2,734,431)	-	(2,734,431)
Cashless warrant exercises	-	-	2,997,375	2,997	13,003	-	-	16,000
Proceeds from warrant exercise	-	-	17,051,769	17,052	1,333,005	-	-	1,350,057
Other warrant exercise	-	-	5,804,167	5,804	451,697	-	-	457,501
Conversion of line of credit, related parties to equity	-	-	2,475,000	2,475	177,525	-	-	180,000
Stock-based compensation	-	-	-	-	31,758	-	-	31,758
Warrants issued for consulting services	-	-	-	-	36,067	-	-	36,067
Foreign currency translation adjustment	-	-	-	-	-	-	1,489	1,489

Balances as of June 30, 2019	-	$-	188,650,891	$188,651	$103,774,485	$(120,254,865)	$(63,777)	$(16,355,506)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,931,748)	$(8,744,914)
Adjustments to reconcile loss from operations
to net cash used by operating activities
Depreciation	17,812	11,024
Change in allowance for doubtful accounts	25,248	(61,344)
Stock-based compensation	31,758	836,796
Warrants issued for consulting services	36,067	737,457
Waived proceeds from warrant exercise	16,000	-
Stock issued for consulting services	-	106,500
Loss (gain) on warrant valuation adjustment	(227,669)	1,812,162
Accrued interest	936,658	168,787
Interest payable, related parties	332,671	156,746
Amortization of debt issuance costs	-	2,683,936
Amortization of debt discount	-	75,484
Loss on sale of fixed assets	-	3,170
Amortization of operating lease	(3,471)	-
Changes in operating assets and liabilities
Accounts receivable - trade	34,485	69,534
Inventory	(66,112)	15,216
Prepaid expenses	(126,505)	(54,528)
Contract assets	-	(40,000)
Due from related parties	1,228	-
Other assets	(7,070)	(3,872)
Accounts payable	(135,916)	(425,489)
Accrued expenses	106,178	91,459
Accrued employee compensation	525,487	194,194
Operating leases	44,623	-
Contract liabilties	3,642	769,480
NET CASH USED BY OPERATING ACTIVITIES	(3,386,634)	(1,598,202)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(25,839)	(13,612)
NET CASH USED BY INVESTING ACTIVITIES	(25,839)	(13,612)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short term note	1,215,000	85,000
Proceeds from warrant exercise	1,403,257	38,528
Advances from related parties	585,022	156,000
Proceeds from convertible promissory notes, net	-	1,159,785
Proceeds from line of credit, related party	-	280,500
Proceeds from note payable, product	-	96,708
Payment on line of credit, related party	-	(144,500)
Payments on note payable, product	-	(96,708)
Payments on advances from related parties	-	(12,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,203,279	1,563,313

EFFECT OF EXCHANGE RATES ON CASH	(909)	(10,969)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(210,103)	(59,470)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	364,549	730,184
CASH AND CASH EQUIVALENTS, END OF PERIOD	$154,446	$670,714

NON-CASH INVESTING AND FINANCING ACTIVITIES
Other warrant exercise	$724,168	$-

Conversion of line of credit, related party to equity	$180,000	$-

Reclassification of warrant liability to equity	$262,339	$-

Advances from related and unrelated parties converted to Convertible promissory note	$-	$310,000

Accounts payable converted to convertible promissory notes	$-	$120,000

Beneficial conversion feature on convertible debt	$-	$745,223

Warrants issued with debt	$-	$844,562